Exhibit 99.01

NuStar Energy L.P. Reports Solid First Quarter of 2021 Earnings Results

Refined Product Systems Expected to Perform at 100% of Pre-Pandemic Run Rate for Remainder of 2021

Permian Crude System Volumes Reach 450,000 Barrels Per Day in April and are Expected to Exit 2021 at Around 500,000 Barrels Per Day

West Coast Renewable Fuels Distribution System Handles Roughly 30% of California’s Renewable Diesel Volumes

Despite Impact of Winter Storm Uri, NuStar Maintains Strong 2021 Outlook

SAN ANTONIO, May 4, 2021 - NuStar Energy L.P. (NYSE: NS) today reported net income of $42 million for the first quarter of 2021, or $0.05 per unit, compared to a $148 million net loss, or ($1.68) per unit for the first quarter of 2020, which was largely related to a $225 million non-cash goodwill impairment charge when the fair value of NuStar’s crude oil pipelines reporting unit fell below its carrying value as a result of the global pandemic. On an adjusted basis, NuStar reported net income of $77 million, or $0.39 per unit, in the first quarter of 2020.

“Despite the lingering effects of the pandemic on the global economy and U.S. exports, and a historically unprecedented severe winter weather event, I am pleased to report NuStar turned in a very solid quarter,” said NuStar President and CEO Brad Barron.

“As America begins to recover from the impact of COVID-19 and begins returning to normal activity and growth, we are seeing signs of stabilization and improvement across the U.S. and in NuStar’s footprint,” said Barron. “U.S. refined product demand has improved as COVID vaccinations have continued to allow more and more Americans to return to normal day-to-day activities.”

Solid Results Despite Impact of Severe Winter Storm

Barron discussed the impact of Winter Storm Uri, which in mid-February brought extreme temperatures, snow and ice to Texas and nearby states and left millions of Texans without heat or water for days.

“Some of our customers in the region also experienced outages or downtime during and after the storm, which trimmed our earnings for the quarter by a total of about $11 million,” Barron said. “Despite the impact of Winter Storm Uri, our first quarter earnings before interest, taxes, depreciation and amortization (EBITDA) were in line with consensus estimates and without the storm’s impact, earnings were comparable to the fourth quarter of 2020.”

Refined Product and Permian Pipeline Demand Returns to Pre-Pandemic Levels

Barron noted that refined product demand on NuStar’s systems has been remarkably resilient. “It was up to nearly 100% of pre-pandemic levels in January, dropped temporarily during February’s storm, and then recovered quickly to turn in an average 95% of pre-pandemic levels for the first quarter. And that improvement has continued as we averaged slightly over 100% for the month of April. We continue to expect our refined products systems to perform at around 100% of our pre-pandemic run rate for the remainder of this year,” said Barron.

Barron continued, “This stronger refined product demand is contributing to higher crude prices, which are improving expectations for U.S. shale production, particularly in the Permian Basin, which continues to outshine all other U.S. shale plays.

“Thanks to our Permian Crude System’s ‘core of the core’ premier location, lowest producer costs and highest product quality, our rig count has continued to grow steadily. After dipping to nine rigs in August of 2020, our system’s rig count has continued to see steady growth in 2021, growing from 20 rigs in January to around 25 rigs in April. Those 25 rigs represent more than 10 percent of the total number of rigs running across the entire Permian Basin as of the end of April. Along with these rising rig counts, our system’s volumes rose to an average 427,000 barrels per day (BPD) for the month of January, and, after dipping during February’s severe weather, have gotten back on track, rebounding to an average of over 440,000 BPD in March and April. Additionally, we reached 450,000 BPD as April ended, which is back up to the record-breaking quarterly average we saw pre-pandemic in the first quarter 2020. Looking out to the rest of the year, we now expect to exit 2021 at around 500,000 BPD.

“And sustained healthy U.S. shale production growth combined with improving global demand will drive U.S. export growth in the future, which will be positive for volumes on our Corpus Christi Crude System. We continue to expect to see volumes for our Eagle Ford and WTI commitments at our minimum volume commitment (MVC) levels through the end of 2021.”

West Coast Renewable Fuels Distribution System Handles Impressive Share of California’s Market

Barron also discussed NuStar’s excitement about the trajectory for growth of NuStar’s renewable fuels distribution system on the West Coast, noting that the system is a key component of NuStar’s plans to thrive as the nation’s energy needs evolve.

“We currently handle an impressive share of California’s renewable fuels. According to the latest available data from the State of California, in the first three quarters of 2020, NuStar handled about 6% of California’s total biodiesel volumes; 18% of California’s ethanol; and close to 30% of the state’s renewable diesel volumes,” said Barron.

“And we expect NuStar’s market share and renewable fuels network to continue to grow over time, along with our revenue, as California replaces conventional fuels with renewable diesel and other renewable fuels, and other states, in the Northwest and beyond, adopt similar low-carbon fuel standards that prioritize the renewable fuels our assets are positioned to facilitate.”

Financial Results

“To put the quarter-over-quarter comparison in perspective, it is important to remember that first quarter 2020 was pre-masks and pre-lockdowns. And for NuStar, first quarter 2020 was also a record-breaker with all-time high crude oil pipeline volumes on our Permian Crude System and on our Corpus Christi Crude System. Meanwhile, in the first quarter of 2021, we were still dealing with the lingering effects of the pandemic on the global economy and were significantly impacted by Winter Storm Uri and its aftermath, as it drove customer outages and resulted in some short-term disruptions,” said NuStar Chief Financial Officer Tom Shoaf.

“However, even with the aggregate $11 million impact to our earnings due to the impact of the storm, we were still able to generate first quarter 2021 EBITDA of $169 million – in line with consensus estimates.”

Shoaf noted that first quarter 2021 distributable cash flow (DCF) available to common limited partners was $81 million. He also noted that the distribution coverage ratio to the common limited partners was a strong 1.84 times.

“These results demonstrate the quality and solid performance of our assets despite the continuing impact of the pandemic and a severe weather event and its aftermath,” Shoaf noted.

2021 Outlook

“Last year, our assets, our business and our employees demonstrated incredible strength and resilience,” Barron noted. “Faced with the challenges of a global pandemic, we still moved more barrels and generated more adjusted EBITDA in 2020 than we did in 2019. And in 2021, even after layering in the impact of a historically unprecedented winter storm, NuStar remains solidly positioned to fund 100% of our 2021 spending (approximately $140 to $170 million) from our internally generated cash flows. We also remain on track to generate EBITDA for 2021 comparable to 2020’s strong results, after taking into account our sale of the Texas City terminal in December of last year. And we see continuing signs of recovery on the horizon, as expectations for demand, utilization, and crude prices for 2021 have all improved,” Barron concluded.

Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT today, May 4, 2021. The partnership plans to discuss the first quarter 2021 earnings results, which will be released earlier that day. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 1971125. International callers may access the discussion by dialing 661/378-9931, passcode 1971125. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 1971125. International callers may access the playback by dialing 404/537-3406, passcode 1971125. The playback will be available until 12:00 p.m. CT on June 3, 2021.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/mmc/p/ngcf7ru6 or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, Texas, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has approximately 10,000 miles of pipeline and 73 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels and specialty liquids. The partnership’s combined system has approximately 72 million barrels of storage capacity, and NuStar has operations in the United States, Canada and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com and our Sustainability page at www.nustarenergy.com/Sustainability.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events and expectations, such as NuStar’s future performance, plans and expenditures. All forward-looking statements are based on NuStar’s beliefs as well as assumptions made by and information currently available to NuStar. These statements reflect NuStar’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2020 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements. Except as required by law, NuStar does not intend, or undertake any obligation, to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended March 31,
	2021	2020
Statement of Income Data:
Revenues:
Service revenues	$271,883	$316,746
Product sales	89,763	76,045
Total revenues	361,646	392,791
Costs and expenses:
Costs associated with service revenues:
Operating expenses	87,287	100,182
Depreciation and amortization expense	68,418	68,061
Total costs associated with service revenues	155,705	168,243
Costs associated with product sales	81,113	67,450
Goodwill impairment loss	—	225,000
General and administrative expenses	24,492	22,971
Other depreciation and amortization expense	2,047	2,186
Total costs and expenses	263,357	485,850
Operating income (loss)	98,289	(93,059)
Interest expense, net	(54,918)	(47,494)
Other income (expense), net	398	(6,489)
Income (loss) before income tax expense	43,769	(147,042)
Income tax expense	1,512	599
Net income (loss)	$42,257	$(147,641)

Basic net income (loss) per common unit	$0.05	$(1.68)
Basic weighted-average common units outstanding	109,506,222	108,897,400

Other Data (Note 1):
Adjusted net income	$42,257	$77,359
Adjusted net income per common unit	$0.05	$0.39
EBITDA	$169,152	$(29,301)
Adjusted EBITDA	$169,152	$195,699
DCF	$80,545	$122,319
Distribution coverage ratio	1.84x	2.80x

	For the Four Quarters Ended March 31,
	2021	2020
Consolidated Debt Coverage Ratio	4.39x	3.73x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended March 31,
	2021	2020
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,101,327	1,532,046
Refined products and ammonia pipelines throughput (barrels/day)	508,726	594,432
Total throughput (barrels/day)	1,610,053	2,126,478

Throughput and other revenues	$169,228	$195,681
Operating expenses	45,055	50,246
Depreciation and amortization expense	44,794	43,359
Goodwill impairment loss	—	225,000
Segment operating income (loss)	$79,379	$(122,924)
Storage:
Throughput (barrels/day)	400,302	678,830

Throughput terminal revenues	$24,794	$38,723
Storage terminal revenues	83,780	84,494
Total revenues	108,574	123,217
Operating expenses	42,232	49,936
Depreciation and amortization expense	23,624	24,702
Segment operating income	$42,718	$48,579
Fuels Marketing:
Product sales	$83,855	$73,902
Cost of goods	82,403	66,954
Gross margin	1,452	6,948
Operating expenses	(1,279)	505
Segment operating income	$2,731	$6,443
Consolidation and Intersegment Eliminations:
Revenues	$(11)	$(9)
Cost of goods	(11)	(9)
Total	$—	$—
Consolidated Information:
Revenues	$361,646	$392,791
Costs associated with service revenues:
Operating expenses	87,287	100,182
Depreciation and amortization expense	68,418	68,061
Total costs associated with service revenues	155,705	168,243
Cost of product sales	81,113	67,450
Goodwill impairment loss	—	225,000
Segment operating income (loss)	124,828	(67,902)
General and administrative expenses	24,492	22,971
Other depreciation and amortization expense	2,047	2,186
Consolidated operating income (loss)	$98,289	$(93,059)

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We may also adjust these measures to enhance the comparability of our performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses EBITDA, DCF and a distribution coverage ratio, which is calculated based on DCF, as some of the factors in its compensation determinations. DCF is a financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of net income (loss) to EBITDA, DCF available to common limited partners and distribution coverage ratio.

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$42,257	$(147,641)
Interest expense, net	54,918	47,494
Income tax expense	1,512	599
Depreciation and amortization expense	70,465	70,247
EBITDA	169,152	(29,301)
Interest expense, net	(54,918)	(47,494)
Reliability capital expenditures	(8,489)	(3,629)
Income tax expense	(1,512)	(599)
Long-term incentive equity awards (a)	3,287	1,934
Preferred unit distributions	(31,887)	(30,423)
Goodwill impairment loss (b)	—	225,000
Other items	4,912	6,831
DCF available to common limited partners	$80,545	$122,319

Distributions applicable to common limited partners	$43,834	$43,730
Distribution coverage ratio (c)	1.84x	2.80x
(a)We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.
(b)Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.
(c)Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio and Per Unit Data)
The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement).

	For the Four Quarters Ended March 31,
	2021	2020
Operating income	$400,450	$224,252
Depreciation and amortization expense	285,319	276,234
Goodwill impairment loss (a)	—	225,000
Equity awards (b)	12,763	13,359
Pro forma effect of disposition (c)	(6,784)	—
Material project adjustments and other items (d)	(1,106)	52,442
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$690,642	$791,287

Total consolidated debt	$3,433,940	$3,352,440
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)
Consolidated Debt, as defined in the Revolving Credit Agreement	$3,031,440	$2,949,940

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	4.39x	3.73x
(a) For the four quarters ended March 31, 2020, this adjustment represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.
(b) This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.
(c) For the four quarters ended March 31, 2021, this adjustment represents the pro forma effect of the disposition of the Texas City terminals, as if we had completed the sale on April 1, 2020.
(d) This adjustment represents other noncash items, and for the four quarters ending March 31, 2020, a percentage of the projected Consolidated EBITDA attributable to any Material Project, as defined in the Revolving Credit Agreement.

The following is a reconciliation of net loss / net loss per common unit to adjusted net income / adjusted net income per common unit.

	Three Months Ended March 31, 2020
Net loss / net loss per common unit	$(147,641)	$(1.68)
Goodwill impairment loss (a)	225,000	2.07
Adjusted net income / adjusted net income per common unit	$77,359	$0.39

The following is a reconciliation of EBITDA to adjusted EBITDA.

Three Months Ended March 31, 2020
EBITDA	$(29,301)
Goodwill impairment loss (a)	225,000
Adjusted EBITDA	$195,699
(a)Represents a non-cash goodwill impairment charge related to our crude oil pipelines reporting unit.